Exhibit 10.2

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is entered into and effective as of November 1, 2012 among DCP MIDSTREAM OPERATING, LP, a Delaware limited partnership (the “Borrower”), DCP MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Parent”), the Lenders party hereto and SUNTRUST BANK, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Term Loan Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Parent, the Lenders and the Administrative Agent are party to that certain Term Loan Agreement dated as of July 2, 2012 (as amended and modified from time to time, the “Existing Term Loan Agreement”);

WHEREAS, the Borrower has requested a revision to Section 2.4 of the Existing Term Loan Agreement; and

WHEREAS, the Required Lenders have agreed to such revision, subject to the terms set forth herein, as more fully set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendment to Existing Term Loan Agreement. Section 2.4(b) of the Existing Term Loan Agreement is amended and restated in its entirety to read as follows:

(b) Mandatory Prepayments. Within five (5) Business Days after the receipt by the Borrower of the Net Cash Proceeds of any Debt Issuance (except the borrowing of any term loans under that certain Term Loan Agreement dated as of November 1, 2012 among the Borrower, the Parent, the lenders party thereto and SunTrust Bank, as administrative agent), the Borrower shall prepay any outstanding Term Loans in an amount equal to the lesser of (x) the Net Cash Proceeds from such Debt Issuance and (y) the total principal amount of the then outstanding Term Loans and accrued interest thereon.

2. Effectiveness; Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Parent, the Administrative Agent and the Required Lenders.

3. Ratification of Existing Term Loan Agreement. The term “Term Loan Agreement” as used in each of the Loan Documents shall hereafter mean the Existing Term Loan Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Existing Term Loan Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each Credit Party acknowledges and consents to the modifications set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein), except as such obligations are expressly modified by this Amendment, and that, after the date hereof, this Amendment shall constitute a Loan Document.

4. Representations and Warranties. Each Credit Party represents and warrants as follows:

(a) It has taken all necessary limited partnership action to authorize such Credit Party’s execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Debtor Relief Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) No approval, consent, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment that has not been obtained.

(d) Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by such Credit Party will (a) violate or conflict with any provision of its organizational documents, (b) materially violate, contravene or conflict with any law, regulation (including without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) materially violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien upon or with respect to its properties.

(e) The representations and warranties contained in Article VI of the Existing Term Loan Agreement applicable to it are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

(f) No event has occurred and is continuing which constitutes a Default or an Event of Default.

5. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

2

The parties hereto have caused a counterpart of this First Amendment to Term Loan Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	DCP MIDSTREAM OPERATING, LP, a Delaware limited partnership

	By:	/s/ Rose M. Robeson
	Name:	Rose M. Robeson
	Title:	Senior Vice President and Chief Financial Officer

GUARANTOR:	DCP MIDSTREAM PARTNERS, LP, a Delaware limited partnership

	By:	DCP Midstream GP, LP its general partner

By: DCP Midstream GP, LLC, its general partner

By:	/s/ Rose M. Robeson
Name:	Rose M. Robeson
Title:	Senior Vice President and Chief Financial Officer

FIRST AMENDMENT TO TERM LOAN AGREEMENT

DCP MIDSTREAM OPERATING, LP

ADMINISTRATIVE AGENT AND LENDERS:	SUNTRUST BANK, as Administrative Agent and a Lender

	By:	/s/ Scott Mackey
	Name:	Scott Mackey
	Title:	Director

FIRST AMENDMENT TO TERM LOAN AGREEMENT

DCP MIDSTREAM OPERATING, LP

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Helen D. Davis
Name:	Helen D. Davis
Title:	Vice President

FIRST AMENDMENT TO TERM LOAN AGREEMENT

DCP MIDSTREAM OPERATING, LP

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Andrew Oram
Name:	Andrew Oram
Title:	Managing Director

FIRST AMENDMENT TO TERM LOAN AGREEMENT

DCP MIDSTREAM OPERATING, LP